Exhibit 10.5

Emergent BioSolutions Inc.
Form of Director Nonstatutory Stock Option Agreement
Granted Under the Second Amended and Restated
2006 Stock Incentive Plan
1.            Grant of Option.

This agreement evidences the grant by Emergent BioSolutions Inc., a Delaware corporation (the "Company"), on _______ (the "Grant Date") to _______, a non-employee director of the Company (the "Participant"), of an option to purchase, in whole or in part, on the terms provided herein and in the Company's Second Amended and Restated 2006 Stock Incentive Plan (the "Plan"), a total of ______ shares (the "Shares") of common stock, $0.001 par value per share, of the Company ("Common Stock") at $_____ per Share.  Unless earlier terminated, this option shall expire at 5:00 p.m., Eastern time, on _______ (the "Final Exercise Date").
It is intended that the option evidenced by this agreement shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the "Code").  Except as otherwise indicated by the context, the term "Participant", as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.
2.            Vesting Schedule.

This option will become exercisable ("vest") one-third per year over three years on the anniversary of the date of grant provided that the individual is serving on the Board on such date (or in the case of an option granted under Section 6(b), if earlier, on the date which is one business day prior to date of the Company's next annual meeting), provided that no additional vesting shall take place after the Participant ceases to serve as a director and further provided that the Board may provide for accelerated vesting in the case of death, disability, attainment of mandatory retirement age or retirement following at least 10 years of service.
The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.
3.            Exercise of Option.

(a)            Form of Exercise.  Each election to exercise this option shall be in writing in the form attached hereto as Exhibit A or in another form as prescribed by the Company, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided as follows:
the form of consideration acceptable for exercise of any option (but not for the payment of any applicable withholding or other taxes or any other financial obligation of the option holder) shall be:

1.	Cash or by check payable to the order of the Corporation; or
2.
by delivery (i) of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding or (ii) by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

3.
by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the option holder valued at fair market value on the date on which the shares of Common Stock are delivered to the Corporation (which fair market value shall be the closing price of the Common Stock on the New York Stock Exchange (or such other principal exchange on which the Common Stock is then listed for trading) on the date immediately preceding the delivery to the Corporation of the Common Stock) provided: (i) such payment is then permitted by applicable law; (ii) such Common Stock was owned by the option holder for a period of not less than six months prior to delivery to the Corporation; and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements on the date of delivery; or

4.	Any combination of the foregoing

The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.
(b)            Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee, officer or director of, or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an "Eligible Participant").

(c)            Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraphs (d) and (e) below, the right to exercise this option shall terminate three months after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)            Exercise Period Upon Death or Disability.  If the Participant dies or becomes disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date while he or she is an Eligible Participant and the Company has not terminated such relationship for "cause" as specified in paragraph (e) below, this option shall be exercisable, within the period of one year following the date of death or disability of the Participant, by the Participant (or in the case of death by an authorized transferee), provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death or disability, and further provided that this option shall not be exercisable after the Final Exercise Date.

(e)            Termination for Cause.  If, prior to the Final Exercise Date, the Participant's employment or other relationship with the Company is terminated by the Company for Cause, the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship.

4.            Withholding.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.
5.            Nontransferability of Option.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, shall be exercisable only by the Participant; provided, however, that the gratuitous transfer of this Option by the Participant to or for the benefit of any immediate family member, domestic partner, family trust or other entity established for the benefit of the Participant and/or an immediate family member thereof if, with respect to such proposed transferee, the Company would be eligible to use a Registration Statement on Form S-8 for the registration of the sale of the Common Stock subject to such Option under the Securities Act of 1933, as amended; provided, further, that the Company shall not be required to recognize any such transfer until such time as the Participant and such authorized transferee shall, as a condition to such transfer, deliver to the Company a written instrument in form and substance satisfactory to the Company confirming that such transferee shall be bound by all of the terms and conditions of the Option; and, provided, further, that no option intended to be an incentive stock option shall be transferable unless the Board of Directors shall otherwise permit.
6.            Provisions of the Plan.

This option is subject to the provisions of the Plan, a copy of which is furnished to the Participant with this option.
IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Agreement Date.

EMERGENT BIOSOLUTIONS INC. __________________________ Name: Title:	PARTICIPANT __________________________ Name: